EXHIBIT 22(J)

           CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus, and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 18 to the Registration Statement (Form N-1A) (No. 33-54016/811-07326) of The Gabelli ABC Fund, a series of Gabelli Investor Funds, Inc., of our report dated February 14, 2006, included in the 2005 Annual Report to shareholders.

                                                /s/ ERNST & YOUNG LLP
                                                ---------------------
                                                ERNST & YOUNG LLP

Philadelphia, Pennsylvania
April 25, 2006